                                                                    EXHIBIT 99.4

              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]





                               January 19, 1995


Mr. David L. Wilson
Aquila Energy Resource Corporation
Suite 700
10370 Richmond Avenue
Houston, Texas 77042

Dear Mr. Wilson:

        In accordance with your request, we have estimated the proved reserves and future revenue, as of January 1, 1995, to the Aquila Energy Resources Corporation (Aquila) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. This report is based on constant prices and costs in accordance with the guidelines of the Securities and Exchange Commission (SEC).

        As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the Aquila interest, as of January 1, 1995, to be:


                                       Net Reserves                  Future Net Revenue
                                 -------------------------      ------------------------------
                                   Oil              Gas                           Present Worth
           Category              (Barrels)         (MCF)            Total            at 10%
           --------              ---------      -----------      ------------     -------------
        Proved Developed
            Producing            1,432,751       60,614,450      $ 62,871,600      $53,092,600
            Non-Producing          678,905       22,560,062        30,563,700       20,363,000
        Proved Undeveloped         669,335       23,359,988        29,413,300       18,411,700
                                 ---------      -----------      ------------      -----------
               Total Proved      2,780,991      106,534,500      $122,848,600      $91,867,300

        The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

        As shown in the Table of Contents, this report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

        The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. In accordance with SEC Guidelines, our estimates do not

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


inlcude any value for probable or possible reserves which may exist for these properties. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated.

        Future gross revenue to the Aquila interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes; future net revenue for the offshore properties is also after deducting abandonment costs. In accordance with SEC guidelines, the future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

        For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such prossible liability. Our estimates of future revenue do not include any salvage value for the lease and well equipment nor the cost of abandoning the onshore properties. Future revenue estimates for offshore properties also do not include any salvage value for the lease and well equipment, but do include our estimates of the costs to abandon the wells, platforms, and production facilities. Abandonment costs for offshore properties are included with other capital investments.

        Oil prices used in this report are based on a January 1, 1995 West Texas Intermediate posted price of $16.00 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices used in this report are based on those prices received for each lease on January 1, 1995. Oil and gas prices are held constant in accordance with SEC guidelines.

        Lease and well operating costs are based on operating expense records of Aquila. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of Aquila are not included. Lease and well operating costs are held constant in accordance with SEC guidelines. Capital costs are included as required for workovers, new development wells, and production equipment.

        We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the Aquila interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Aquila receiving its net revenue interest share of estimated future gross gas production.

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]





        The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

        In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data; therefore, our conclusions necessarily represent only informed professional judgments.

        The titles to the properties have not been enamined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Aquila Energy Resources Corporation, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers and geologists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.


                                  Very truly yours,


                                  /s/  FREDERIC D. SEWELL
                                  ------------------------------------



JJS: CLM

[NETHERLAND, SEWELL & ASSOCIATES, INC.]




                              TABLE OF CONTENTS

                                                                Table/Page
                                                                  Number
                                                                ----------
SUMMARY PROJECTIONS OF RESERVES AND REVENUE

      Total Proved Reserves                                           I

      Proved Developed Producing Reserves                            II

      Proved Developed Non-Producing Reserves                       III

      Proved Undeveloped Reserves                                    IV

PROVED DEVELOPED PRODUCING RESERVES

      Summary Projection of Reserves and Revenue                      1
      Reserve, Economics, and Basic Data                              2

PROVED DEVELOPED NON-PRODUCING RESERVES

      Summary Projection of Reserves and Revenue                     50
      Reserves, Economics, and Basic Data                            51

PROVED UNDEVELOPED RESERVES

      Summary Projection of Reserves and Revenue                     63
      Reserves, Economics, and Basic Data                            64

                   SUMMARY PROJECTION OF RESERVES AND REVENUE
                                     AS OF
                                     1-1-95



AQUILA ENERGY RESOURCES CORPORATION INTEREST                                            SUMMARY - ALL PROPERTIES
                                                                                        AQUILA ENERGY RESOURCES CORP
                                                       TOTAL PROVED RESERVES            TOTAL PROVED RESERVES


                                                              GROSS REVENUE
                                                          INCL PROD+ADVAL TAXES
 PERIOD      GROSS     NET        GROSS         NET        ------------------------   PROD+AV  NET CAP OPERATING   NET     CUM P.W.
 ENDING    OIL/COND  OIL/COND      GAS          GAS        OIL       GAS      TOTAL    TAXES   INVSTMT  EXPENSE  REVENUE   10.000%
 ------    MB------  MB------    MMF---       MMF---      M$---     M$---     M$----  M$-----  M$-----  M$-----  M$-----   M$------
12-31-95   2405.315   800.887    69443.035   24484.763   12868.9   42605.2   55474.1   1957.8  16986.5  11476.5   25053.3  23797.7
12-31-96   1626.605   560.745    56815.623   19754.599    9054.6   34431.3   43485.9   1562.9   5915.7  10029.9   25977.4  46377.9
12-31-97   1684.970   497.389    43512.086   15305.463    8033.5   26683.0   34716.5   1375.8   5304.1   9040.9   18995.7  61267.1
12-31-98   1058.780   300.692    33891.808   11523.318    4867.2   20052.5   24919.7   1175.2   3370.4   6706.6   13667.5  71057.0
12-31-99    763.132   166.363    28138.691    8704.820    2673.6   15249.7   17923.3    915.0    423.5   4170.4   12414.4  79137.7

12-31- 0    472.304   102.864    18661.219    5607.933    1649.1    9706.2   11355.3    720.7   1476.1   3066.3    6092.2  82721.1
12-31- 1    392.726    88.385    14207.524    4368.328    1415.2    7527.9    8943.1    636.1    436.9   2595.4    5274.7  85557.0
12-31- 2    269.776    63.147    11567.229    3589.056    1010.8    6182.5    7193.3    503.4     77.3   2291.0    4321.6  87670.3
12-31- 3    258.739    59.093     9768.727    3056.334     945.8    5268.3    6214.1    439.0    103.7   2069.1    3602.3  89273.3
12-31- 4    198.381    45.871     7896.280    2485.928     733.9    4276.3    5010.2    352.6    590.1   1813.6    2253.9  90191.8

12-31- 5     62.889    19.162     5370.934    1839.349     306.6    3135.2    3441.8    230.5     39.2   1360.1    1812.0  90856.9
12-31- 6     51.862    16.182     4375.623    1555.694     259.2    2650.8    2910.0    193.6      0.0   1252.9    1463.5  91345.0
12-31- 7     42.197    13.603     3455.181    1289.663     217.5    2195.6    2413.1    160.3     30.0   1122.7    1100.1  91678.9
12-31- 8     36.646    14.095     2721.918    1104.689     225.6    1879.8    2105.4    141.5      0.0   1026.2     937.7  91937.8
12-31- 9     28.292    10.473     1904.692     761.036     167.7    1293.7    1461.4     98.8      0.0    888.4     474.2  92056.6

SUBTOTAL   9352.614  2758.951   311730.570  105430.973   44429.2  183138.0  227567.2  10463.2  34753.5  58910.0  123440.5  92056.6

REMAING      57.920    22.040     4793.915    1103.527     353.6    1869.7    2223.3    165.7   1675.0    974.5    -591.9  91867.3

TOTAL OF
29.2 YRS   9410.534  2780.991   316524.485  106534.500   44782.8  185007.7  229790.5  10628.9  36428.5  59884.5  122848.6  91867.3

CUM PROD  35229.436            1257152.726

ULTIMATE  44639.970            1573677.211



ALL ESTIMATES HEREIN ARE PART OF THE NETHERLAND, SEWELL
REPORT AND ARE SUBJECT TO ITS PARAMETERS AND CONDITIONS.

NETHERLAND, SEWELL & ASSOCIATES, INC. - DALLAS & HOUSTON


BASED ON CONSTANT PRICES AND COSTS

PRESENT WORTH PROFILE
FOR 12.00 PCT, PRESENT WORTH M$      87536.4
FOR 15.00 PCT, PRESENT WORTH M$      81804.9
FOR 18.00 PCT, PRESENT WORTH M$      76831.5
FOR 20.00 PCT, PRESENT WORTH M$      73866.4
FOR 25.00 PCT, PRESENT WORTH M$      67449.7

TABLE I

                                     SUMMARY PROJECTION OF RESERVES AND REVENUE
                                                      AS OF
                                                    1 -1 -95


AQUILA ENERGY RESOURCES CORPORATION INTEREST                                                    SUMMARY - ALL PROPERTIES
                                                                                                AQUILA ENERGY RESOURCES CORP
                                                                                                PROVED DVLPD PRODUCING RESERVES
                                           PROVED DEVELOPED PRODUCING RESERVES


                                                                  GROSS REVENUE
                                                              INCL PROD+ADVAL TAXES
 PERIOD     GROSS        NET       GROSS         NET          ---------------------    PROD+AV  NET CAP  OPERATING   NET    CUM P.W.
 ENDING    OIL/COND    OIL/COND     GAS          GAS        OIL        GAS      TOTAL   TAXES   INVSTMT   EXPENSE  REVENUE  10.000%
--------   MB------    MB------    MMF------   MMF------  M$-----    M$-----   M$-----  M$----   M$---   M$-----   M$-----  M$-----
12-31-95   2145.543    691.827     56062.564   19680.841  11120.5    33968.4   45088.9  1637.6   4447.6  11281.6   27722.1  26359.2
12-31-96   1110.483    375.781     35210.199   12427.767   6067.0    21495.2   27562.2  1075.4   4206.7   8735.8   13544.3  38119.0
12-31-97    499.914    126.350     22976.987    7592.431   2012.7    13097.8   15110.5   768.0    447.9   5225.3    8669.3  44946.6
12-31-98    282.549     66.233     16491.759    5077.541   1062.7     8722.0    9784.7   576.5   1224.7   3976.7    4006.8  47813.4
12-31-99    177.984     38.459     12628.717    3755.194    617.6     6420.2    7037.8   445.9    126.2   3159.8    3305.9  49963.9

12-31- 0    121.089     27.597      9289.123    2700.260    442.0     4605.4    5047.4   348.9    900.0   2217.1    1581.4  50884.5
12-31- 1     94.293     22.124      7511.223    2185.889    354.4     3726.1    4080.5   285.5    166.7   1839.0    1789.3  51844.9
12-31- 2     76.233     18.169      5992.724    1704.762    291.0     2904.1    3195.1   222.1      0.0   1544.4    1428.6  52543.0
12-31- 3     60.228     14.891      4802.977    1346.552    238.5     2294.1    2532.6   175.8      0.0   1354.6    1002.2  52988.6
12-31- 4     47.377     12.051      3892.776    1072.068    192.9     1826.3    2019.2   139.6      0.0   1214.4     665.2  53257.4

12-31- 5     39.234     10.093      3178.250     868.201    161.7     1478.4    1640.1   112.6      0.0   1125.1     402.4  53405.2
12-31- 6     33.387      8.602      2516.694     696.173    137.9     1185.0    1322.9    90.3      0.0   1044.7     187.9  53467.1
12-31- 7     27.456      7.056      1953.273     551.218    113.2      937.2    1050.4    72.0      0.0    972.1       6.3  53468.4
12-31- 8     20.829      5.296      1490.170     421.903     85.0      716.2     801.2    54.3      0.0    880.0    -133.1  53431.4
12-31- 9     16.958      3.909      1055.453     244.995     62.6      415.0     477.6    33.3   1400.0    483.1   -1438.8  53065.9

SUBTOTAL   4753.557   1428.438    185052.889   60325.795  22959.7   103791.4  126751.1  6037.8  12919.8  45053.7   62739.8  53065.9

REMAING      23.480      4.313      1874.758     288.655     69.3      473.2     542.5    39.0      0.0    371.7     131.8  53092.6

TOTAL OF
23.7 YRS   4777.037   1432.751    186927.647   60614.450  23029.0   104264.6  127293.6  6076.8  12919.8  45425.4   62871.6  53092.6

CUM PROD  34890.898              1245942.437

ULTIMATE  39667.935              1432870.084


ALL ESTIMATES HEREIN ARE PART OF THE NETHERLAND, SEWELL
REPORT AND ARE SUBJECT TO ITS PARAMETERS AND CONDITIONS.


NETHERLAND, SEWELL & ASSOCIATES, INC. - DALLAS & HOUSTON


BASED ON CONSTANT PRICES AND COSTS

PRESENT WORTH PROFILE
FOR 12.00 PCT, PRESENT WORTH M$      51543.7
FOR 15.00 PCT, PRESENT WORTH M$      49421.6
FOR 18.00 PCT, PRESENT WORTH M$      47508.7
FOR 20.00 PCT, PRESENT WORTH M$      46334.7
FOR 25.00 PCT, PRESENT WORTH M$      43707.6


Table II

                   SUMMARY PROJECTION OF RESERVES AND REVENUE
                                     AS OF
                                    1-1-95


AQUILA ENERGY RESOURCES CORPORATION INTEREST                                                        SUMMMARY - ALL PROPERTIES
                                                                                                    AQUILA ENERGY RESOURCES CORP
                                                                                                    PROVED DVLPD NON-PRODG RESERVES
                                              PROVED DEVELOPED NON-PRODUCING RESERVES


                                                               GROSS REVENUE
                                                          INCL PROD+ADVAL TAXES
PERIOD        GROSS        NET        GROSS      NET     -----------------------   PROD+AV   NET CAP   OPERATING    NET     CUM P.W.
ENDING       OIL/COND    OIL/COND      GAS       GAS      OIL      GAS     TOTAL   TAXES     INVSTMT    EXPENSE   REVENUE   10.000%
-----      MB--------  MB--------  MMF------   MMF-----  M$----   M$----   M$----- M$-----  M$------   M$-------  M$-----   M$------

12-31-95     79.739     13.348      5487.305   1161.886   216.8   2036.4   2253.2   108.4      499.6     84.2     1561.0    1464.0
12-31-96    380.221    105.064     12766.849   3159.344  1708.6   5468.3   7176.9   210.8      347.0   1012.7     5606.4    6317.7
12-31-97    802.883    265.327     11723.500   4067.373  4329.4   7039.5  11368.9   246.1     2839.7   3450.7     4832.4   10078.4
12-31-98    372.950    140.720     10066.263   3715.490  2304.6   6457.1   8761.7   250.0     2145.7   2358.4     4007.6   12951.7
12-31-99    234.726     52.270      9718.133   2937.215   845.8   5257.0   6102.8   168.1      197.3    630.5     5106.9   16273.8

12-31- 0     87.383     21.850      5176.374   1613.970   352.5   2842.1   3194.6   131.2      520.6    492.6     2050.2   17480.8
12-31- 1     51.905     16.545      2970.818   1032.451   265.3   1793.2   2058.5   132.8      241.5    417.2     1267.0   18162.2
12-31- 2     32.803     11.533      2698.062    919.801   184.7   1601.1   1785.8   115.1       44.0    409.2     1217.5   18757.4
12-31- 3     20.935      7.984      2282.388    827.167   127.8   1437.8   1565.6   100.5       75.0    385.0     1005.1   19205.9
12-31- 4     12.878      5.237      2151.349    732.596    83.7   1272.6   1356.3    86.5      545.7    336.1      388.0   19370.1

12-31- 5     13.888      4.904      1212.250    497.724    78.4    850.0    928.4    61.7       39.2    127.8      699.7   19626.5
12-31- 6     10.597      4.044      1052.050    440.926    64.7    752.9    817.6    54.2        0.0    115.7      647.7   19842.9
12-31- 7      8.375      3.460       849.722    363.752    55.1    620.7    675.8    44.8       30.0     70.8      530.2   20004.2
12-31- 8     10.053      5.954       636.649    331.861    95.3    566.3    661.6    46.5        0.0     66.5      548.6   20155.8
12-31- 9      7.204      4.271       289.070    157.203    68.5    268.4    336.9    25.2        0.0     25.5      286.2   20227.7

SUBTOTAL   2126.540    662.511     69080.782  21958.759 10781.2  38263.4  49044.6  1781.9     7525.3   9982.9    29754.5   20227.7

REMAING      31.436     16.394      2469.285    601.303   263.0   1032.9   1295.9   102.4      125.0    259.3      809.2   20363.0

TOTAL OF
29.2 YRS   2157.976    678.905     71550.067  22560.062 11044.2  39296.3  50340.5  1884.3     7650.3  10242.2    30563.7   20363.0

CUM PROD     71.648                 4076.843

ULTIMATE   2229.624                75626.910



ALL ESTIMATES HEREIN ARE PART OF THE NETHERLAND, SEWELL
REPORT AND ARE SUBJECT TO ITS PARAMETERS AND CONDITIONS.

NETHERLAND, SEWELL & ASSOCIATES, INC. - DALLAS & HOUSTON

BASED ON CONSTANT PRICES AND COSTS

PRESENT WORTH PROFILE

FOR 12.00 PCT, PRESENT WORTH M$      19048.3
FOR 15.00 PCT, PRESENT WORTH M$      17343.2
FOR 18.00 PCT, PRESENT WORTH M$      15897.6
FOR 20.00 PCT, PRESENT WORTH M$      15050.8
FOR 25.00 PCT, PRESENT WORTH M$      13254.5

TABLE III

                                   SUMMARY PROJECTION OF RESERVES AND REVENUE
                                                    AS OF
                                                   1-1-95


AQUILA ENERGY RESOURCES CORPORATION INTEREST                                                          SUMMARY - ALL PROPERTIES
                                                                                                      AQUILA ENERGY RESOURCES CORP
                                                                                                      PROVED UNDEVELOPED RESERVES

                                                    PROVED UNDEVELOPED RESERVES

                                                           GROSS REVENUE
                                                       INCL PROD+ADVAL TAXES
PERIOD      GROSS      NET       GROSS      NET        ---------------------    PROD+AV    NET CAP   OPERATING     NET     CUM P.W.
ENDING    OIL/COND  OIL/COND      GAS       GAS        OIL      GAS     TOTAL     TAXES     INVSTNT    EXPENSE    REVENUE   10.000%
--------   MB-----  MB-----     MMF-----   MMF-----   M$----  M$-----  M$-----   M$-----    M$-----   M$----      M$-----  M$------
12-31-95   180.033   95.712     7893.166   3642.036   1531.6   6600.4   8132.0    211.8     12039.3    110.7      -4229.8   -4025.5
12-31-96   135.901   79.900     8838.575   4167.488   1279.0   7467.8   8746.8    276.7      1362.0    281.4       6826.7    1941.2
12-31-97   382.173  105.712     8811.599   3645.659   1691.4   6545.7   8237.1    361.7      2016.5    364.9       5494.0    6242.1
12-31-98   403.281   93.739     7333.786   2730.287   1499.9   4873.4   6373.3    348.7         0.0    371.5       5653.1   10291.9
12-31-99   350.422   75.634     5791.841   2012.411   1210.2   3572.5   4782.7    301.0       100.0    380.1       4001.6   12900.0

12-31- 0   263.832   53.417     4195.722   1293.703    854.6   2258.7   3113.3    240.6        55.5    356.6       2460.6   14355.8
12-31- 1   246.528   49.716     3725.483   1149.988    795.5   2008.6   2804.1    217.8        28.7    339.2       2218.4   15549.9
12-31- 2   160.740   33.445     2876.443    964.493    535.1   1677.3   2212.4    166.2        33.3    337.4       1675.5   16369.9
12-31- 3   177.576   36.218     2683.362    882.615    579.5   1536.4   2115.9    162.7        28.7    329.5       1595.0   17078.8
12-31- 4   138.126   28.583     1852.155    681.264    457.3   1177.4   1634.7    126.5        44.4    263.1       1200.7   17564.3

12-31- 5     9.767    4.165      980.434    473.424     66.5    806.8    873.3     56.2         0.0    107.2        709.9   17825.2
12-31- 6     7.878    3.536      806.879    418.595     56.6    712.9    769.5     49.1         0.0     92.5        627.9   18035.0
12-31- 7     6.366    3.087      652.186    374.693     49.2    637.7    686.9     43.5         0.0     79.8        563.6   18206.3
12-31- 8     5.764    2.845      595.099    350.925     45.3    597.3    642.6     40.7         0.0     79.7        522.2   18350.6
12-31- 9     4.130    2.293      560.169    358.838     36.6    610.3    646.9     40.3     -1400.0    379.8       1626.8   18763.0

SUBTOTAL  2472.517  668.002    57596.899  23146.419  10688.3  41083.2  51771.5   2643.5     14308.4   3873.4      30946.2   18763.0

REMAING      3.004    1.333      449.872    213.569     21.3    363.6    384.9     24.3      1550.0    343.5      -1532.9   18411.7

TOTAL OF
17.2 YRS  2475.521  669.335    58046.771  23359.988  10709.6  41446.8  52156.4   2667.8     15858.4   4216.9      29413.3   18411.7

CUM PROD   266.890              7133.446

ULTIMATE  2742.411             65180.217


ALL ESTIMATES HEREIN ARE PART OF THE NETHERLAND, SEWELL REPORT AND ARE SUBJECT TO ITS PARAMETERS AND CONDITIONS.

NETHERLAND, SEWELL & ASSOCIATES, INC. - DALLAS & HOUSTON


BASED ON CONSTANT PRICES AND COSTS

PRESENT WORTH PROFILE
FOR 12.00 PCT, PRESENT WORTH M$      16944.4
FOR 15.00 PCT, PRESENT WORTH M$      15040.1
FOR 18.00 PCT, PRESENT WORTH M$      13425.2
FOR 20.00 PCT, PRESENT WORTH M$      12480.9
FOR 25.00 PCT, PRESENT WORTH M$      10487.6

Table IV